Exhibit 99.1

ChineseInvestors.com, Inc. Appoints Summer Yun as CEO
of CBD Biotechnology Co., Ltd., Wholly Owned Foreign Entity

SAN GABRIEL, CA (May 1st, 2017) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announces that it has appointed Summer (XiangYang) Yun as chief executive officer (CEO) of its wholly owned foreign entity, CBD Biotechnology Co., Ltd. (“XiBiDi Biotech”). XiBiDi Biotech’s primary focus is online, retail and direct sales of hemp-based health products in China. Yun’s initial focus will be the launch of “CBD Magic Hemp Series” cosmetics line. He will also spearhead the Company’s plan to import natural dietary supplements created using advanced extracting and purifying technologies into China. Yun is a marketing and branding executive with over 25 years of experience. Yun will report directly to CIIX’s CEO Warren Wang.

“I am honored to be named as CEO of CBD Biotech,” says Yun. “For over 5,000 years, hemp has been cultivated and used in over 25,000 products worldwide. CIIX has a unique opportunity to become one of the first companies to offer CBD-based skin care products in China online and through established retail and direct selling channels. Through the introduction of Magic CBD Series cosmetics to China, I hope to educate consumers regarding hemp’s many benefits.”

The CBD Magic Hemp Series line will include cleansers, moisturizing lotions and anti-aging products created using supercritical CO2 extraction technology. CBD Biotech also plans to launch a series of oral spray vitamins and supplements that can be used for relaxation, pain relief and sleep, among others things. Yun will oversee marketing and sales of these products in China, and utilizing his branding and marketing expertise, he will work to grow the CBD Biotech brand.

“I believe Yun is the perfect candidate to oversee CBD Biotech’s operations. I am confident in his ability to introduce this revolutionary CBD-based skin care line to China and create and generate substantial revenue for CIIX,” says Wang.

Yun served as a marketing executive for the cosmetics branch company of TianJing Department Store to introduce both Procter & Gamble and Ponds to the Chinese market. As a brand agent, Yun experienced how Procter & Gamble cooperated with GuangZhou Soap Factory to enter the Chinese market, where he introduced the Head & Shoulders and Olay brands to the Chinese market. In 1996, Yun founded Sino-US Trade Development Co., Ltd. in TianJing Development Zone, and at the same time introduced the French L’anfu Cosmetics brand and Shanghai L’anfu Cosmetics brand to the Chinese market. Over the past 28 years, Yun has served as Chinese brand agent to many major skin and health care brands.

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail and online sales of hemp-based products and other health related products

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1.214.636.2548

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